PROSPECTUS

Subject to Completion
January, 11, 2007

GOLDEN CENTURY TECHNOLOGIES CORPORATION
A DELAWARE CORPORATION

2,833,000 SHARES OF COMMON STOCK OF GOLDEN CENTURY TECHNOLOGIES CORPORATION
_________________________________

               This prospectus relates to 2,833,000 shares of common stock of Golden Century Technologies Corporation, a Delaware corporation, which may be resold by selling stockholders named in this prospectus. The selling stockholders may sell their shares of our common stock at a price of $0.20 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

               Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Our common stock is presently not traded on any market or securities exchange.

               The purchaser in this offering may be receiving an illiquid security.

               Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 4 before investing in our common stock.

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is January 11, 2007.

               The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

               As used in this prospectus, the terms “we”, “us”, “our”, and “the Company” mean Golden Century Technologies Corporation, unless otherwise indicated.

               All dollar amounts refer to U.S. dollars unless otherwise indicated.

PROSPECTUS SUMMARY

               The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Our Business

               We are engaged in the production, distribution and sale of medical supplies in China. We have obtained the exclusive right from Colo-Majic Liners, Inc. , a Canadian company incorporated in the province of British Columbia at 1027 Mohan Street, North Vancouver, British Columbia, Canada to manufacture and market the Flushable Colostomy and Ostomy Pouch Liners, which we often refer to as the “Liners”, for colostomy and ostomy patients in the People’s Republic of China. We have entered into two agreements with Colo-Majic, a company that is wholly owned by Mr. Douglas Wolrich, the inventor of the Liners. Pursuant to the first agreement, we will manufacture and supply the Liners to Colo-Majic for its existing North American market. Under this agreement, we provided 11,200 boxes, approximately 3,360,000 Liners, to Colo-Majic in February, 2006. Pursuant to the second agreement, we have the license to manufacture, market and distribute the Liners in the People’s Republic of China. We have not entered into any agreements to sell the Liners to any customers in China, as yet. The next step in our business plan is to build our capacity to manufacture, distribute and market the Liners in China, pending further financing.

Our Principal Offices

               We are located at 1027 Pandora Avenue, Victoria, B.C., Canada, V8V 3P6. Our telephone number is (250) 413-3268.

Number of Shares Being Offered

               This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,833,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may sell their shares of our common stock at $0.20 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Our common stock is presently not traded on any market or securities exchange. Please see the “Plan of Distribution” section at page 14 of this prospectus for a detailed explanation of how the common shares may be sold.

Number of Shares Outstanding

               There were 13,493,000 shares of our common stock issued and outstanding as at December 20, 2006.

Use of Proceeds

               We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

               The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements from July 1, 2005 (Date of Inception) to the year ended June 30, 2006 including the notes to those financial statements and the unaudited consolidated financial statements for the quarter ended September 30, 2006 including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis and Plan of Operation” beginning on page 23 of this prospectus.

For the period July 1, 2005 (date of inception) to June 30, 2006
Net Loss for the Period	$ (29,244)
Loss Per Share - basic and diluted	$ -
As at June 30, 2006
Working Capital	$ 2,594
Total Assets	5,729
Issued and Outstanding Common shares	12,833,000
Deficit Accumulated During the Development Stage	(29,244)
Total Stockholders’ Deficit	$ (2,594)

	For the Three Months Ended September 30, 2006 (Unaudited)	For the Three Months Ended September 30, 2005 (Unaudited)
Net Loss for the Period	$ (10,226)	$ (20,088)
Loss Per Share - basic and diluted	$ -	$ -
	As at September 30, 2006
Working Capital	$ 45,180
Total Assets	54,403
Issued and Outstanding Common shares	13,493,000
Deficit Accumulated During the Development Stage	(39,470)
Total Stockholders’ Equity	$ 45,180

RISK FACTORS

               An investment in our common stock involves a number of very significant risks. You should carefully consider the following material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following material risks. You could lose all or part of your investment due to any of these material risks.

RISKS RELATED TO OUR COMPANY

We have a limited operating history and have only earned nominal revenue since inception. We have no suitable business history to which investors can refer in determining whether to invest in our company and we can provide no assurances that we will ever earn sufficient revenue to earn a profit. We may ever have a profitable business and investors may lose all of their investment in our company.

               We have a very limited operating history and we face all of the risks and uncertainties encountered by development stage companies. Therefore, our prospects must be considered in light of the risks, expenses and difficulties associated with any development stage company. Due to our limited history, predictions of our future performance are very difficult. As of June 30, 2006, we have only generated revenues of $73,343, which was from our only customer and represented 100% of our total revenue. As at June 30, 2006, we had an accumulated deficit of $29,244 since inception. As at September 30, 2006, we had an accumulated deficit of $39,470 since inception. We anticipate continuing to incur significant losses in the foreseeable future as our operating expenses continue to increase. There can be no assurance that we will ever operate profitably with our current products and strategy. We cannot assure you that we will continue to generate revenues from our operations or ever achieve profitability. We may never generate enough revenue to become profitable and we may have to cease operations, in which case investors will likely lose all of their investment in our company.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing. Furthermore, it indicates that we may go out of business.

               In their report dated November 30, 2006, our independent auditors have expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities and to successfully carry out our business plan. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that our methods will prove successful. Because of our continued operating losses and the substantial doubt about our abilities to continue as a going concern, investors may not want to invest in our company and we may be unable to obtain the financing we need to continue. Also, these factors indicate that any investment into our company is very risky and that we may go out of business.

We have only one customer and generate no significant revenues and have only limited marketing experience to develop customers.

               We have not entered into any agreements to sell our products to any customers in China, as yet. We do not believe that we will generate significant revenues in the immediate future. We will not generate any meaningful revenues unless we obtain sales contracts with a significant number of distributors or general hospitals/clinics or pharmacy chains. There can be no assurance that we will ever be able to obtain contracts with a significant number of customers to generate meaningful revenues or achieve profitable operations.

               We have only limited experience in developing and commercializing the Liners, and there is limited information available concerning the potential performance or market acceptance of the Liners in China. There can be no assurance that unanticipated expenses or problems will not occur which would result in material delays in commercialization of our products or that our efforts will result in successful commercialization.

Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, we may have to cease our operations and investors could lose their entire investment.

               There is no assurance that we will operate profitably or will generate positive cash flow in the future. We believe that we will require additional financing in order to proceed beyond the first three months of our business plan and to pay the fees and expenses necessary to become and operate as a public company. Although we plan to obtain additional financing, we currently do not have any arrangements for further financing. We may not be able to obtain additional equity or debt financing on acceptable terms when we need it. Even if financing is available it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. Our future is dependent upon our ability to obtain financing.

               Our capital requirements relating to the manufacturing and marketing of our products have been, and will continue to be, significant. We are dependent on the proceeds of future financing in order to continue in business and to develop and commercialize proposed products. We anticipate requiring approximately $250,000 to $500,000 in additional financing for the next twelve months. There can be no assurance that we will be able to raise the substantial additional capital resources necessary to permit us to pursue our business plan. We have no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on us, such as requiring us to significantly curtail or cease operations. In that case, you may lose your entire investment.

               The continued growth of our business will require additional funding from time to time which would be used for general corporate purposes. General corporate purposes may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. Obtaining additional funding would be subject to a number of factors including market conditions, operational performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional funding unattractive, or unavailable, to us. If we do not obtain the financing we need, our business could fail and investors could lose their entire investment.

The terms of any future financing may adversely affect your interest as stockholder and dilute your interest in our company, which may reduce the value of your investment.

               We will require additional financing in the future. We may be required to incur indebtedness or issue equity securities, the terms of which may adversely affect your interests in the Company. For example, the issuance of additional indebtedness may be senior in right of payment to your shares upon our liquidation. In addition, indebtedness may be under terms that make the operation of our business more difficult because the lender’s consent will be required before we take certain actions. Similarly the terms of certain securities we issue may be senior in right of payment of dividends to your common stock and may contain superior rights and other rights as compared to your common stock. Further, any further issuance of our securities may dilute your interest in our company, which may reduce the value of your investment.

We could lose our competitive advantages if we are not able to protect any intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

               Although the Liner product has been patented in the People’s Republic of China by the inventor and we have a licence to that patent, we may not be able to completely protect our proprietary rights against possible infringement, which could cause us to lose our competitive advantage and negatively impact our business and operations. Our efforts to protect our intellectual property rights could be time-consuming and costly and we sill might not be successful in protecting them. The potential expense and loss of competitiveness related to our intellectual property could cause our business to remain unprofitable and eventually cause us to go out of business.

We may face regulatory difficulties for our products, which may cause us to slow down or cease our operations

               The manufacturing and sale of the health care products of the Liners in the People’s Republic of China are subject to potential regulations of the federal State Food and Drug Administration and local State Food and Drug Administration offices within the provincial government. The bureaucracy and corruption that are often seen in the bureaucratic procedures in China may have adverse effects on our operation and financial conditions.

               Although we have two independent consultants who are working on these licenses and authorizations on behalf of our company, we have no assurance that we will get theses licenses and authorizations successfully.

               The uncertain nature of the business legal environment in the People’s Republic of China and our industry may prove to make our company vulnerable to local government agencies who have persistent bureaucratic power over manufacturers, distributors, retailers and other parties who may wish to do business with us. If companies are prevented from doing business with us in China, then we will go out of business and investors will lose all of their investment in our company.

Our Bylaws contain limitations on the liability of our directors and officers, which may discourage suits against directors and executive officers for breaches of fiduciary duties

               Our Bylaws contain provisions limiting the liability of our directors for monetary damages to the fullest extent permissible under Delaware law. This is intended to eliminate the personal liability of a director for monetary damages on an action brought for breach of a director’s duties to us or to our stockholders except in certain limited circumstances. In addition, our Bylaws contain provisions requiring us to indemnify our directors, officers, employees and agents serving at our request, against expenses, judgments (including derivative actions), fines and amounts paid in settlement. This indemnification is limited to actions taken in good faith in the reasonable belief that the conduct was lawful and in, or not opposed to our best interests. Our Bylaws provide for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents for us. These provisions may reduce the likelihood of derivative litigation against directors and executive officers and may discourage investors or management from suing directors or executive officers for breaches of their fiduciary duties, even though such an action, if successful, might otherwise benefit our stockholders and directors and officers.

If we are unable to hire and retain the qualified personnel, our business will likely be adversely affected and we could be forced to cease operations.

               Our future success will also depend on our ability to attract, retain and motivate highly qualified personnel, especially sales, marketing and customer support employees, in the future. Because of the rapid growth of the economy in China, competition for qualified personnel is intense. We cannot assure you that we will be able to retain our key personnel or that we will be able to attract, assimilate or retain qualified personnel in the future. Our inability to hire and retain qualified personnel or the loss of the services of our key personnel could have a material adverse effect upon our business, financial condition and results of operations. If these effects are significant, they may cause us to go out of business.

Because our sole director and officer controls a majority of our common stock, investors will have little or no control over our management or other matters requiring shareholder approval and their investments may decline in value.

               Our sole officer and director, in the aggregate, beneficially own approximately 74% of issued and outstanding shares of our common stock. As a result, she has the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers, directors and principal shareholders control the company, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, investors may lose some or all of the value of their investment in our common stock.

RISKS RELATING TO OUR BUSINESS

Our success depends upon the development of China’s health care products industry and if that industry stagnates, we may go out of business.

               China is currently the world’s most populous country and one of the largest producers and consumers of health care products. The health care industry in China has been under tight state and provincial government controls until recent years, when the government controls appear to have become less cumbersome. However, the health care industry in China is stagnating, especially where it concerns research, development and the production of supplies and devices arguably due to immature regulatory policies, local protectionist activities and a shortage of state and provincial funding. Despite the Chinese government’s continued emphasis on industry self-sufficiency, the industry continues to be impeded by inadequate research and development facilities, a lack of innovative product lines due to long history of practice of free-copying of foreign intellectual properties and a lack of financial and political incentives to attract talented persons into the industry. Since we will rely on the local facilities and our subsidiary to manufacture and market the products, and since our potential customer are mainly hospitals and clinics and pharmacies chains, which are largely state owned, our ability to increase sales and revenues may be delayed and hindered by any of these factors and we may go out of business.

Our promotional and marketing efforts may not result in generation of substantial revenue, which may cause our business to fail and cause investors to lose their entire investment.

               If our promotional and marketing efforts do not attract customers, then we will not generate any revenue. We intend to target customers that will need our services. If we do not attract customers through our promotional and marketing efforts, then it is likely that our business will fail and cause investors to lose their entire investment.

RISKS RELATING TO THE PEOPLE’S REPUBLIC OF CHINA

The Economic Policies of the People’s Republic of Change Could Affect our Business. If the economic policies of China hamper our ability to carry on business and earn revenues, we may be forced to abandon our business plan and may have to cease our operations.

               Substantially all of our revenue will be derived from operations in the People’s Republic of China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in the People’s Republic of China. Our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

               The economy of the People’s Republic of China has been changing from a planned economy to a more market-oriented economy. In recent years, the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in the People’s Republic of China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over the People’s Republic of China’s economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

               Capital outflow policies in the People’s Republic of China may hamper our ability to expand our business and/or operations internationally. The People’s Republic of China has adopted currency and capital transfer regulations. These regulations may require us to comply with complex regulations for the movement of capital. Although our management believes that it is currently in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change, we may not be able to remit income earned and proceeds received in connection with any off-shore operations or from other financial or strategic transactions the Company may consummate in the future.

Fluctuation of the Renminbi could materially affect our financial condition and results of operations.

               Fluctuation of the Renminbi Yuan, the currency of the People’s Republic of China, could materially affect our financial condition and results of operations. The value of the Renminbi Yuan fluctuates and is subject to changes in the People’s Republic of China’s political and economic conditions. Since 1994, the conversion of the Renminbi Yuan into foreign currencies, including United States dollars, is pegged against the inter-bank foreign exchange market rates or current exchange rates of a basket of currencies on the world financial markets. As of December 20, 2006, the exchange rate between the Renminbi Yuan and the United States dollar was 7.872 Renminbi Yuan to every one United States dollar.

We may face obstacles from the communist systemand Political, Judicial and/or Ministerial Corruption in the People’s Republic of China and may have to cease operations.

               Foreign companies conducting operations in the People’s Republic of China face significant political, economic and legal risks. The Communist regime in the People’s Republic of China, including a cumbersome bureaucracy, may hinder Western investment. We may have difficulty establishing adequate management, legal and financial controls in the People’s Republic of China and may have to cease operations.

               Another obstacle to foreign investment in the People’s Republic of China is corruption. We may face judicial and ministerial corruption in the People’s Republic of China. There is no assurance that we will be able to obtain recourse, if desired, through the People’s Republic of China’s poorly developed and sometimes corrupt judicial systems. In addition, many of the regulatory and business authorities with whom we normally conduct our business, are state employees or affiliated state-enterprise employees. These officials may engage in corrupt activities which may negatively impact our ability to conduct business.

We may have difficulty establishing adequate management, legal and financial controls in The People’s Republic of China. This may cause our business operations to suffer and investors could lose their investments in our company.

               The People’s Republic of China, officially and generally, has not adopted a Western style of management and financial reporting concepts and practices, or modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the People’s Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. This may cause our business operations to suffer and investors could lose their investments in our company.

The Company may not be able to obtain regulatory approvals for its products, which would cause us to cease operations.

               The Federal State Food and Drug Administration and local State Food and Drug Administration offices within the provincial and municipal governments regulate the manufacture and sale of health care products in the People’s Republic of China. Although the Company is not currently subject to direct federal, state, or local regulation in the People of Republic of China other than regulations applicable to businesses generally, it may be regulated by the Federal State Food and Drug Administration and local State Food and Drug Administration offices at the provincial government after our products becoming popular in China. At that time, our operations will cease if we are not able to obtain regulatory approvals for our products from the Federal State Food and Drug Administration and each of the local State Food and Drug Administration offices.

RISKS ASSOCIATED WITH OUR COMMON STOCK

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

               There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies. As we are a development stage company such fluctuations may negatively affect the market price of our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the NASD’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

               Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

               In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

               Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

               This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 4 to 10, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

               While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION’S PUBLIC REFERENCE

               Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

               This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,833,000 shares of common stock which were issued pursuant to several private placement transactions made by us pursuant to Section 4(2) and/or Regulation S promulgated under the Securities Act, 1933, as amended.

               The selling stockholders may sell their shares of our common stock at $0.20 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

USE OF PROCEEDS

               The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

               The offering price of $0.20 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have no generated significant revenues, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DIVIDEND POLICY

               We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

SELLING STOCKHOLDERS

               The selling shareholders are offering 2,833,000 shares of common stock already issued. The selling stockholders may offer and sell, from time to time, any or all of the 2,833,000 shares of common stock to be registered. Because the selling stockholders may offer all or only some portion of the 2,833,000 shares of common stock to be registered, no exact estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

               The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of December 20, 2006, and the number of shares of common stock covered by this prospectus.

               Other than the relationships described in the footnotes below, none of the selling stockholders had or have any material relationship with us within the past three years. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Stockholder and Position, Office or Material Relationship with Golden Century Technologies Corporation	Common Shares owned by the Selling Stockholder(2)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
Li Yang(3)	620,000	620,000	0	0
Zhimei Yu	575,000	575,000	0	0
Zengshi Lin	2,000	2,000	0	0
Wei Mo	2,000	2,000	0	0
Jinkang Wang	2,000	2,000	0	0
Xueming Yang(4)	502,000	502,000	0	0
Yunzhi Lu(5)	580,000	580,000	0	0
Jiyong Yang(6)	502,000	502,000	0	0
He Yang	2,000	2,000	0	0
Rui Miao	2,000	2,000	0	0
Jing Lu	2,000	2,000	0	0
Juan Lu	2,000	2,000	0	0
Jia Lu	2,000	2,000	0	0
Yunkun Lu	2,000	2,000	0	0
Yunbin Lu	2,000	2,000	0	0
Rulong Yang	2,000	2,000	0	0
Yunying Lu	2,000	2,000	0	0
Xizhong Miao	2,000	2,000	0	0
Yunrong Lu	2,000	2,000	0	0
Yue Chou	2,000	2,000	0	0
Qiuluan Yu	2,000	2,000	0	0
Guangwei Qu	2,000	2,000	0	0
Quanhai Bai	2,000	2,000	0	0
Ping Zhou	2,000	2,000	0	0
Shuqiang Yu	2,000	2,000	0	0
Jianshe Liu	2,000	2,000	0	0
Zhengbo Yuan	2,000	2,000	0	0
Yiwei Yang	2,000	2,000	0	0
Song Jia	2,000	2,000	0	0
Fengzhi Wang	2,000	2,000	0	0
Shuyuan Xu	2,000	2,000	0	0
Kongyui Man	2,000	2,000	0	0
Total		2,833,000	0	0

(1)	Assumes all of the shares of common stock offered are sold. Based on 13,493,000 common shares issued and outstanding on December 20, 2006.

(2)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(3)	Ms. Li Yang is the sister of Ms. Hong Yang.

(4)	Mr. Xueming Yang is the father of Ms. Hong Yang

(5)	Ms. Yunzhi Lu is the mother of Ms. Hong Yang

(6)	Mr. JiyongYang is the brother of Ms. Hong Yang

               We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

               The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.20 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We intend to keep this registration statement effective until either all of the securities offered by the selling stockholders have been sold pursuant to the prospectus, or until all of the securities are eligible for sale pursuant to Rule 144. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of the exchange or quotation system;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)	privately negotiated transactions; and

(f)	a combination of any aforementioned methods of sale.

          The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

               In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

               In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

               The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

               From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

               To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

               We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

               The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

               All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

               Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

               We have not yet appointed a stock transfer agent for our common stock. We clearly intend to appoint a stock transfer agent immediately upon the effectiveness of this prospectus.

LEGAL PROCEEDINGS

               We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

               Our directors hold office until the next annual meeting of the stockholders or until her successor has been elected and qualified. The officers of our company are appointed by our directors and hold office until their death, resignation or removal from office. As of December 20, 2006, our sole director and executive officer, her age, positions held, and date first elected or appointed are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Hong Yang	President, Treasurer, Secretary and Sole Director	36	July 2005

Business Experience

Hong Yang

Ms. Hong Yang has been the President, Treasurer, Secretary and sole director of Golden Century Technologies Corporation since July 1, 2005 (inception of the Company) and is the original founder of the Company. She has served as the executive assistant to the Deputy General Manager and also a business manager in a multi-million dollar and multinational corporation named GPX/GPC Footwear Factory, Ltd., a subsidiary of Derise Group, Inc. (Public Company listed in Hong Kong Stock Exchange) for over five years. She has also served as marketing manager in the Forest Flooring Factory, Ltd., a subsidiary of Baoan Group, Inc. (Public Company listed in the Shenzhen Stock Exchange of China) for about two years. She has had professional training in both project and production management from the Whitworth College in the United States of America. For the last five years, her focus has been in the professional training and business development in the health care industry in China.

Family Relationships

               There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

               Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board

               All proceedings of the board of directors for the year ended June 30, 2006 were conducted by resolutions consented to in writing by the sole director and filed with the minutes of the proceedings of the director. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

               Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

               A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Hong Yang, at the address appearing on the first page of this prospectus.

Audit Committee Financial Expert

               Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

               We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committees can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth, as of December 20, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Hong Yang 1027 Pandora Avenue Victoria, B.C., Canada	10,000,000(2)	74.11%
Total (directors and officers as a group)	10,000,000	74.11%

(1)	Based on 13,493,000 shares outstanding as of December 20, 2006.

(2)	Of these, 10,000,000 are held directly by Ms. Yang.

Changes in Control

               We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF COMMON STOCK

               We are authorized to issue 250,000,000 shares of common stock with a par value of $0.0001and 20,000,000 shares of preferred stock with a par value of $0.0001. As at December 20, 2006, we had 13,493,000 shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

               Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

               There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

               We engaged the firm of Manning Elliott LLP, Chartered Accountants in November, 2006 to audit our financial statements for the period from July 1, 2005 (Date of Inception) to June 30, 2006 and to review our interim financial statements for the interim period to September 30, 2006. There has been no change in accountants and no disagreements with Manning Elliott LLP, Chartered Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

               No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

               The financial statements of Golden Century Technologies Corporation included in this registration statement have been audited by Manning Elliott LLP, Chartered Accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company’s ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

               Clark Wilson LLP, of 800-885 W Georgia Street, Vancouver, British Columbia, Canada, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

               Our Bylaws and Certificate of Incorporation entitle our directors or executive officers to indemnification to the fullest extent permitted under Section 145 of the Delaware General Corporation Law, as may be amended. Our Bylaws and Certificate of Incorporation also provide that our directors shall not be liable to the company or our stockholders for monetary damages for breach of duty, except (a) for any breach of duty of loyalty to the company or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which a director derived an improper personal benefit.

               The Delaware General Corporation Law allows a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Delaware law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Overview

               We are a Delaware Corporation established in July 2005. We are engaged in the production, distribution and sale of medical supplies in China. Our principal business is to supply the Flushable Colostomy and Ostomy Pouch Liners (the “Liners) to Colo-Majic Liners, Inc. (the “Colo-Majic”) for its existing North American market and to manufacture, market and distribute the Liners in the People of Republic of China as well.

               We have entered into two agreements with Colo-Majic, which is wholly owned by Mr. Douglas Wolrich, the inventor of the Liners, as follows:

               On October 30, 2005, we have entered into an Agreement of Cooperation with Colo-Majic. Pursuant to the agreement, we will manufacture and supply 3,000,000 or more liner products every eighteen months. The agreement is for a term of five years.

               On September 28, 2006, we have entered into a Licensing Agreement with Colo-Majic. Pursuant to the agreement, Colo-Majic grants to us a license to manufacture, develop and distribute the Liner product in the mainland of the People’s Republic of China, excluding Hong Kong, Macau and Taiwan and we will pay the following license fees twice per year:

i)	$1.00 for each box of three hundred of the Liner products that we sell during the first two years.

ii)	$2.00 for each box of three hundred of the Liner products that we sell during the third and fourth years;

iii)	$3.00 each box of three hundred of the Liner products that we sell during the fifth and sixth years, and thereafter until the termination of the licensing agreement.

               Our next step is to build capacity to manufacture and market the Liners in China, pending further financing. We have not entered into any agreements to sell the Liners to any customers in China, as yet

Product Overview

PRODUCT

               Colo-Majic® Flushable Colostomy and Ostomy Pouch Liner, it is designed to be used with the exiting pouch systems that are regularly used for colostomy and ostomy patients worldwide. Currently, the pouches are used, washed between uses and then thrown away. By using the Liners, patients can remove and flush the liner and install a new liner into the pouch. This increases the number of times the pouch can be used and reduces costs, since the liners are much less expensive than the pouches.

               The Liners are inexpensive, light to carry, easy to apply, safe and clean to dispose,

               The Liners are flushable. All pouches, whether it is a one-piece, a pouch alone, or two-pieces, a pouch and a wafer, are disposable but not flushable. There are many obvious reasons, for example, the pouches have to be made from materials with a certain thickness to provide a strong hold capability. More, they have to have a mechanism on them to either sticking to the skin directly (in the case of a one-piece system), or inter-locking with a wafer. These design requirements make them un-flushable. The pouch liners are completely flushable therefore they and their contents will not cause any health concerns for both the patients and the public.

               The shape of the Liners is effective and precise. The curved-inward shape on both sides cuts off the excessive material of the liner that otherwise would affect the connection tightness when applying on the interlocking rims of the wafer and the pouch as it is very precise in engineering and requires a snug fit after putting it on at all times. That is to say, using a regular rectangular-shaped liner, for example, would have too much material to fit in between the inter-locking rims. The curved sealing lines on both sides, however, are designed to create two small areas where several pin holes can be punched to let the gas travel through yet the contents in the liner would not.

Shape of the Liner	Liner in Pouch

               The invention of the “Flushable Pouch Liner” has brought the pouch system to a completely new level while fully taking advantages of the existing merits of the pouch system, for example, the hold capability, comfort of wear, seamless connection of the two pieces (the wafer and the pouch), et cetera.

Market

               It is very difficult to determine the market size for the liner products in the People of Republic of China.

               According to a report of the School for Stoma Care of the Sun Yet Shan Medical University in Guang Zhou City on the website of http://www.caca.org.cn/manage/wzqj/htm/zxhx/20060323110619.htm, there are about one million Chinese who have had a stoma operation. More, one hundred thousand more new patients will have the operation each year. It is estimated that 90% of intestinal stoma operations are for patients with colon cancer. Historically, unlike the western developed world, the Chinese had a low occurring rate of colon cancer. However, as the country gets richer and people consume much more food high in protein, fat and cholesterol than ever, and as stress increases and exercise decreases, more and more people are prone to get colon cancer. In fact, China now has a 4% annual increase rate of colon cancer occurrences, twice as much at the world average. That translates to over 130,000 new colon cancer patients every year and the number of colon cancer now ranks the third among all cancers.

               Also, according to the statistics from the Center for Disease Control and Prevention of Shanghai shows that during the 1960s, the colon cancer rate is below 10/100,000 in the city. To the 1990s, the figure jumped to about 24/100,000. Today, the rate stands at a staggering 46/100,000 among its 17.5 million populations. Shanghai, Beijing and Guang Zhou are the top three cities with the highest colon cancer rate in China. Among other characteristics, the two most worrying trends are, more and more young people and people in the rural are getting the ailment.

               The approximately 1.1 million stoma patients in China are the company’s target market.

               According to survey, on average, a Chinese stoma patient spends about $25 US dollars on pouch supplies every month and $300 US dollars a year. Therefore, for the one million and more patients, the Chinese market size for pouch supplies alone reaches $300 million US dollars annually. The retail price for the liner product is approximately $12 per box. At the beginning stage, the marketing efforts will be concentrated on the big city markets like Shanghai, Beijing and Guang Zhou where our potential customers come from.

Future Costs

               We will require an estimated budget of $250,000 in the year of 2007 to set up the capacity to produce and put the liner product to market before we are able to generate revenues from any sale of the products in China. These costs will be funded from our working capital or, if required, through additional equity or debt financing.

Competition

               We face competition from several companies that manufacture and market pouch products in China, including such global giants as ConvaTec (a Bristol-Myers Squibb Company), Cololplast China Company, Hollister Corporation and other local new player like the Si Tai Li Company, et cetera. However, as far as we are aware, not a single company is manufacturing a pouch liner product or a product similar to the Liners. Comparing to the pouches, we believe the Liner products have a very competitive edge in costs for the consumers.

Customers

               There are basically three groups of customers: the major general hospitals and clinics, the pharmacies chains, and the colostomy and or ostomy patients.

               As part of the regular hospital and clinic routine practice, the hospitals and clinical have to consistently require certain amount and maintain certain an inventory of the Liner products for daily use, and the health conscious populations buy the Liner products for at-home use on daily basis.

Marketing

               In China, almost all large-sized, general hospitals having the most advanced technology, doctors and received generally large amount of daily patients, are government owned. The purchase of the hospitals for daily use are through regular government supply and distribution channels, for which products like ours need to get into the line of regular distribution channels to reach the buyers and users. The government agencies have regular supply and distribution lists for various clinical products.

               Over the past 10 years, as China’s economy changes, the state-owned medical system is evolving as the society enters the market economy. The pharmaceutical and health care products firms including foreign agencies are now allowed to promote and distribute their products directly to the hospitals and clinics. Similar to North America, seminars, conferences and marketing brochures to introduce the products, given and or distributed by clinical scientists and or sales teams from each manufacturer to the hospital and clinics staff are increasingly seen as part of the marketing activities.

               In China, pharmacies are becoming more and more independent on individual small retailers for products like ours. The health care products consumers will have to rely on the pharmacies to get assess to the products. The Western pharmacy chains are entering China, which promote the retailing network of healthcare products including OTC drugs and at-home use the products. The marketing through the pharmacies chains will be another distribution channel, which relies on partly the commercial activities, and partly scientific awareness propaganda.

               We plan to promote and market our product in the following four major marketing channels:

1)

Hospitals and Clinics. As China steps up in training more and more Enterostomal Therapy nurses, a growing number of hospitals are able to set up ET Clinics to provide both physical and psychological care to the stoma patients. As a result, these clinics naturally become the ideal marketing venues for the company.

2)	Pharmacies chains. It is also the intention of the company to establish designated counters in major pharmacies, especially in those with a focus on stoma patient care supplies, in selected cities.

3)

Support groups. Since the establishment of the first stoma patients support group in Shanghai in 1988, there are now over 30 similar groups in many major cities across the country. They are part of the International Ostomy Association. These groups are run by patients themselves with the participation of hospital doctors, nurses and companies of various products that cater to the patients’ need. It is very important for the company to get connected with all these groups and promote the liner product through them.

4)

Special Events. The company will actively participate in any trade shows, conferences that provide opportunities for the company to introduce the product to medical and health care professionals as well as the patients themselves. The company will also work with ET nurses in hospitals and ET nurse training schools closely to make the product known.

Sources and Availability of Raw Materials

               In general, the Company purchases its raw materials and supplies required for the production of the Company’s products in the open market. The Company seeks to design and operate its manufacturing facilities, manage its third-party manufacturers, and maintain inventory in a way that will allow it to meet all expected product demand while maintaining flexibility to reallocate manufacturing capacity to improve efficiency and respond to changes in supply and demand

Intellectual Property

PATENTS

               We have been granted a license by Mr. Douglas Wolrich, the inventor of the Liners, to manufacture, distribute, market and sell the Flushable Colostomy and Ostomy Pouch liner in China. The patent number in China is ZL 95 1 93664.6 and it expires on April 21, 2015.

TRADE MARKS

               Mr. Douglas Wolrich, the inventor, holds 100% interest in the trademark of Colo-Majic® for the Flushable Colostomy and Ostomy Pouch liner. We have the rights to use the trademark in connection with our exercise of the rights under our agreement with Mr. Wolrich.

DOMAIN NAMES

               The Company holds a 100% interest in the domain name of www. Gc-hightech.com

LICENSING AGREEMENT

               Pursuant to the agreement between the Company and Colo-Majic dated September 28, 2006, Mr. Douglas Wolrich grants the Company the license and the sole exclusive and assignable right to use or cause to be used the Liner product in any manner and for any purpose to in any manner develop, maintain, manufacture, transport, distribute, market, sell, lease and/or license or sub-license the Liner product and to sell the same to the general public throughout China. The Company acknowledged that the within grant of the License is limited only to the purposes stated and does not constitute a grant of any right of ownership of intellectual property of the Liner product. This license expires on April 21, 2015 as long as the terms and conditions of this Licensing Agreement are being met...

Research and Development

               To date, we have not undergone any research and development, except as required to build our websites.

Governmental Regulations

               The manufacture and sale of health care products in the People’s Republic of China is regulated by the Federal State Food and Drug Administration and local State Food and Drug Administration offices within the provincial government. Currently we are seeking a licensed private firm to market in the two regions in China. Our strategy will be license or form a joint venture with such a local company to manufacture and market the products in China as such a relationship will assist us in overcoming regulatory hurdles.

               To comply with the regulations, we may face a variety of bureaucratic difficulties that may add extra financial burden. However, as our product does not directly attach to the body, it may be considered by the Chinese government not to be a health care product and only general, corporate and commercial regulations may apply to our company in China.

Employees

               As of December 20, 2006, we have no full time employees except our principal. Ms. Yang handles all of the responsibilities in the area of corporate administration and business development.

               Since August 1, 2005, we have also engaged two independent consultants in the areas of assisting the Company for overseas production and marketing management, business development in China.

               We expect that we will add 2 to 3 administrative employees within the next 12 months due to the increase after the SEC filings, which will cause an increase in the amount of money spent on salaries. We are also searching for contracted consulting services for marketing our products in China.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

               The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled “Risk Factors” beginning on page 4 of this registration statement.

               Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

               Since the date of our incorporation on July 1, 2005 to the present, we have been a development stage company that has only generated revenues of $73,343 from a supply of the Liners to Colo-Majic for its market of North America. Other than that, we have not generated any revenues, as yet. We anticipate that we may generate revenues from second supply of the Liners to Colo-Majic in 2007 and the first sales of the Liners in China in 2007.

               Our operating expenses, which consists of management and consulting fees incurred by us during the period from incorporation on July 1, 2005 to the year ended June 30, 2006 was $81,070, for the three months ended September 30, 2005 was $20,088 and for the three months ended September 30, 2006 was $10,226. The amount incurred by us for management/consulting fees during the period from incorporation on July 1, 2005 to September 30, 2006 was $91,296;

               With the filing of this registration statement we are taking the initial steps in “going public” and accessing the public markets. We are doing this both from an investor relations standpoint, so that our shareholders may have some liquidity in their investment in the event that a public market develops for our securities; and from a desire to make our company more readily able to attract future financing. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Our common stock is presently not traded on any market or securities exchange. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board following the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We intend to begin to contact potential market makers following the effectiveness of this registration statement. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. As noted herein, we will require further financing to fund the expansion of our business and by being a public company we will be a more attractive investment for a wider range of potential investors.

               On a going-forward basis, we anticipate that our annual legal and accounting/audit expenses as a result of “going public” will be approximately $20,000 annually, which will primarily consist of the costs associated with our continuous disclosure and financial reporting obligations.

Results Of Operations

               Since July 1, 2005 (date of inception) to September 30, 2006, the Company had only generated revenues of $73,343 to date, which was from one supply of the Liners to Colo-Majic for its exiting market of North America represented 100% of our total revenue.

Year ended June 30, 2006

               We incurred a net loss of $29,244 for the period ended June 30, 2006. The loss was primarily as a result of consulting expenses of $60,869, cost of sales of $21,517 and management and marketing expenses of $20,201. As of June 30, 2006, we had working capital deficit of $2,594.

Three Months ended September 30, 2006

               We incurred a net loss of $10,226 for the three months ended September 30, 2006 compared to a loss of $20,088 for the three months period ended September 30, 2005. The decrease in the period ended September 30, 2006 was primarily a result of decrease consulting fees. As of September 30, 2006, we had working capital of $45,180.

Liquidity and Capital Resources

               As at September 30, 2006 we had $26,903 of cash on hand. As at September 30, 2006, our total current assets were $54,403, which consisted primarily of cash and prepaid expenses. However, with the generation of revenues and increased cash flow from operations, we look forward to relying less on the sale of stock and advances from related parties in order to finance our operations.

               As at September 30, 2006, our total current liabilities increased to $9,223 from $8,323 at June 30, 2006, primarily reflecting an increase in accrued management fees. Some of our expenses are denominated in the Chinese Renminbi. The value of the Renminbi fluctuates and is subject to changes in value caused by changes in the People’s Republic of China’s political and economic conditions. Since 1994, the conversion of Renminbi into foreign currencies, including United States dollars, has been based on rates set by the People’s Bank of China, which are set daily based upon the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Since July 2005, the conversion of Renminbi to foreign currencies, including the U.S. dollar, has been pegged against the inter-bank exchange rates or current market rate of a basket of foreign currencies including the United States dollars. As of September 30, 2006, the exchange rate between the Renminbi and the United States dollar was approximately seven point eight (7.8) Renminbi to every one (1) United States dollar.

               There is no assurance that exchange rates between the Renminbi and the U.S. dollar will remain stable. A devaluation of the Renminbi relative to the U.S. dollar could adversely affect our business, financial condition and results of operations. We do not engage in currency hedging. Inflation has not had a material impact on the Company’s business.

Off-Balance Sheet Arrangements

               We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Cash Requirements

               Presently, we have only generated revenues of $73,343, which is not sufficient to meet our operating and capital expenses. Management projects that we will require additional funding to maintain and expand our current operations.

               There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon the development and marketing of our product and successful and sufficient market acceptance of our product in China, obtaining further financing, and finally, maintaining a break even or profitable level of operations.

               We have incurred operating losses since inception, and this is likely to continue for the foreseeable future. Management projects that we may require $250,000 to 500,000 to fund our ongoing operating expenditures and working capital requirements for the twelve month period ending December 31, 2007, broken down as follows:

Estimated Funding Required During the
Twelve Month Period Ending December 31, 2007

Operating expenditures
Marketing	$100,000 - $200,000
General and Administrative	$80,000 - $100,000
Research and Development	$20,000 - $50,000
Working capital	$50,000 - $150,000

Total	$250,000 - $500,000

               Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual financial statements from July 1, 2005 (Date of Inception) to the year ended June 30, 2006, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. We have included a similar explanation in our notes to our financial statements for the period ended June 30, 2006. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

               There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our clinical diagnostic techniques/kits, the continuing successful development of our medical diagnostic kits, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

               There are no assurances that we will be able to obtain further funds as may be required for our continued operations. We are pursuing various financing alternatives to meet our immediate and long-term financial requirements, which we anticipate will consist of further private placements of equity securities, advances from related parties or shareholder loans. We plan to rely on loans from management to meet our short term cash requirements. We have not entered into any definitive agreements with any shareholders or related parties for the provision of loans or advances, however, our directors and officers intend to continue to fund our operations as required to maintain operations to December 31, 2007. As noted, we have not entered into any definitive agreements so the intent of our directors and officers to continue to fund our operations is not a legally binding obligation. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, or generate significant material revenues from operations, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Future Operations

               Our primary objectives in the twelve-month period ending December 31, 2007 will be focusing on the second supply the Liner products to Colo-Majic and marketing the Liners in the People of Republic of China.

Purchase or Sale of Equipment

               We do not anticipate that we will expend any significant amount on equipment for our present or future operations.

Going Concern

               Due to our being a development stage company and not having generated significant revenues, in their report on our financial statements for the period from incorporation on July 1, 2005 to the year ended June 30, 2006, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure.

               We have historically incurred losses, and through September 30, 2006 have incurred losses of $39,470 from our inception. Because of these historical losses, we will require additional working capital to develop our business operations. We intend to raise additional working capital through private placements, public offerings, bank financing and/or advances from related parties or shareholder loans.

               The continuation of our business is dependent upon obtaining further financing and achieving a break even or profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current or future stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

               There are no assurances that we will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us. If adequate working capital is not available we may not increase our operations.

               These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern.

DESCRIPTION OF PROPERTY

               Our executive and head office is located at Raincoast Business Center of 1027 Pandora Avenue, Victoria, B.C., Canada, which is a 6,000 square feet facility which provides our business with receptionist and secretarial services for CAD$24.95 per month and a 109 square feet meeting room, a 305 square feet boardroom and additional office services and space as required with an additional charges based on hourly rate. No debt has accrued on account of rent payments owed. We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate adequate space in the future, if needed, on commercially reasonable terms.

               The Company also uses Ms. Yang’s telephone equipment, personal computers, and scanner; fax machine and printer for the business purpose on fee-sharing basis.

NEW ACCOUNTING PRONOUNCEMENTS

               In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Integration No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard is not expected to have a material effect on our results of operations or financial position.

               In February, 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” and in March 2006, the FASB issued SFAS No. 156 “Accounting for Servicing of Financial Assets”, but they will not have any relationship to the operations of our company. Therefore a description and its impact for each on our operations and financial position have not been disclosed.

               In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard did not have a material effect on our results of operations or financial position.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

               Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

               We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our financial statements.

Going Concern

               The audited financial statements included with this prospectus have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

               In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

Stock-Based Compensation

               Prior to January 1, 2006, we recorded stock-based compensation in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation” using the fair value method of accounting. Effective January 1, 2006, our company the provisions of SFAS No. 123R “Share Based Payments”, using the modified prospective transition method. We have not issued any stock options since our inception. Accordingly, there was no effect on our reported loss from operations, cash flows or loss per share, as a result of adopting SFAS No. 123R.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, 5% beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest, except as follows:

               On or about July 5, 2005, the Company approved the issuance of 10,000,000 shares of its common stock to Hong Yang for services rendered in the amount of $10,000. The terms of this transaction were determined by the Board of Directors. At the time there were no other stockholders. These shares are restricted since they are issued in compliance with the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. After these shares have been held for one (1) year, the director, noted above, could sell, in a given period, shares based on 1% of the outstanding stock of the Company. Therefore, these shares cannot be sold except in compliance with the provisions of Rule 144. The share certificates registered to the above, director has had a legend affixed to it restricting its sale.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

               There is currently no trading market for our common stock. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Our common stock is presently not traded on any market or securities exchange. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company’s common stock for at least one year to sell within any three month period a number of shares that does not exceed the greater of:

(1)      1% of the number of shares of the subject company’s common stock then outstanding which, in our case, will equal approximately 134,930 shares as of the date of this prospectus;

or, in certain circumstances,

(2)      the average weekly trading volume of the subject company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

               Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

               Under Rule 144(k), a person who is not one of the subject company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

               As of the date of this prospectus, persons who are our affiliates hold all of the 10,000,000 shares that may be sold pursuant to Rule 144 after July 5, 2007. Accordingly, Rule 144 applies to the 10,000,000 shares except for subparagraph (k) of Rule 144 which does not apply to affiliate shares as described in the preceding paragraph. All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

               We are registering 2,833,000 shares of our common stock under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. Hong Yang, our President, Treasurer, Secretary and sole director, owns 10,000,000 of our shares. There are currently approximately 34 holders of record of our common stock.

               The terms of these transactions were determined by our sole director, as majority shareholder of the Company. The shares are restricted since they were issued in compliance with an exemption from registration provided by the Securities Act of 1933, as amended and therefore these shares cannot be sold except in compliance with the provisions of Rule 144. The share certificates registered in the name of the above person has had a legend affixed to him restricting his sale.

               We have not declared any dividends on our common stock since the inception of our company on July 1, 2005. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

               Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

EXECUTIVE COMPENSATION

               No executive officer of our company received an annual salary and bonus during the period from inception on July 1, 2005 to September 30, 2006.

               No executive officer of our company received an annual salary and bonus that exceeded $60,000 during the fiscal years ended June 30, 2006. The following table shows the compensation received by our President and Chief Executive Officer for the years ended June 30, 2006.

SUMMARY COMPENSATION TABLE
Name And Principal Position	Year	Annual Compensation			Long-Term Compensation
		Salary ($)	Bonus ($)	Other Annual Comp- ensation ($)	Awards		Payouts	All Other Compen- Sation ($)
					Restricted Stock Awards ($)	Securities Under-lying Options/ SARs (#)	LTIP Payouts ($)
Hong Yang, President, Treasurer, Secretary and Sole Director	2006	Nil	Nil	Nil	10,000,000(1)	Nil	Nil	Nil

(1)	Issued to Hong Yang, as founders’ shares for service rendered valued at $10,000.

Stock Options and Stock Appreciation Rights

               From the date of inception July 1, 2005, we did not grant any stock options or stock appreciation rights to any of our directors or officers.

Compensation Of Directors

               We reimburse our directors for expenses incurred in connection with attending board meetings.

               On or about July 5, 2005, the Company approved the issuance of 10,000,000 shares of its common stock to Hong Yang for services rendered in the amount of $10,000. The terms of this transaction were determined by the Board of Directors.

               We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

               Other than as set out below, we have not entered into any employment agreement or consulting agreement with our directors and executive officers.

               Ms. Hong Yang as the sole director of the Company, provides management services and office premises to our company.

               There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

               We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

               There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

REPORTS TO SECURITY HOLDERS

               We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

               The public may read and copy any materials filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

               We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

               You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

               We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. You may review a copy of the registration statement at the SEC’s public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

               No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Golden Century Technologies Corporation This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FINANCIAL STATEMENTS

               Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

               The following financial statements pertaining to Golden Century Technologies Corporation are filed as part of this registration statement:

Audited Financial Statements

Report of Independent Registered Public Accounting Firm

Balance Sheet as at June 30, 2006

Statements of Operations for the year ended June 30, 2006 and accumulated for the period from July 1, 2005 (Date of Inception) to June 30, 2006

Statements of Cash Flows for the year ended June 30, 2006 and accumulated for the period from July 1, 2005 (Date of Inception) to June 30, 2006

Statement of Stockholders’ Equity (Deficit) From July 1, 2005 (Date of Inception) to June 30, 2006

Notes to the Financial Statements

Unaudited Financial Statements

Balance Sheet as at September 30, 2006

Statements of Operations for the three months ended September 30, 2005 and September 30, 2006 and accumulated for the period from July 1, 2005 (Date of Inception) to September 30, 2006

Statements of Cash Flows for the three months ended September 30, 2005 and three months ended September 30, 2006 and accumulated for the period from July 1, 2005 (Date of Inception) to September 30, 2006.

Notes to the Financial Statements

Golden Century Technologies Corporation
(A Development Stage Company)

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders
Golden Century Technologies Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of Golden Century Technologies Corporation (A Development Stage Company) as of June 30, 2006, and the related statements of operations, cash flows and stockholders' deficit for the period from July 1, 2005 (Date of Inception) to June 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Century Technologies Corp. (A Development Stage Company) as of June 30, 2006, and the results of its operations and its cash flows for the period from July 1, 2005 (Date of Inception) to June 30, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

November 30, 2006

Golden Century Technologies Corporation
(A Development Stage Company)
Balance Sheet
(Expressed in U.S. dollars)

June 30,
2006
$

ASSETS

Current Assets

Cash	1,240
Prepaid expenses	4,489

Total Assets	5,729

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable	3,235
Due to a related party (Note 3)	5,088
Total Liabilities	8,323

Commitments (Note 1 and 4)

Stockholders’ Deficit

Preferred Stock

Authorized: 20,000,000 shares, par value $0.0001
Issued: nil shares	–

Common Stock

Authorized: 250,000,000 shares, par value $0.0001
Issued: 12,833,000 shares	1,283

Additional Paid-in Capital	50,367

Subscriptions receivable	(25,000)

Deficit Accumulated During the Development Stage	(29,244)

Total Stockholders’ Deficit	(2,594)

Total Liabilities and Stockholders’ Deficit	5,729

(The accompanying notes are an integral part of these financial statements)

Golden Century Technologies Corporation
(A Development Stage Company)
Statement of Operations
(Expressed in U.S. dollars)

Accumulated from
July 1, 2005(date of
Inception)
to June 30,
2006
$

Revenue
Sales	73,343
Cost of sales	(21,517)

Gross Profit	51,826

Operating Expenses

Consulting	60,869
General and administrative expenses	6,670
Travel	13,531

Total Operating Expenses	81,070

Net Loss	(29,244)

Net Loss Per Share – Basic and Diluted	–

Weighted Average Shares Outstanding	11,240,000

(The accompanying notes are an integral part of these financial statements)

Golden Century Technologies Corporation
(A Development Stage Company)
Statement of Cash Flows
(Expressed in U.S. dollars)

Accumulated from
July 1, 2005 (Date
of Inception) to
June 30,
2006
$
Operating Activities
Net loss for the period	(29,244)
Adjustments to reconcile net loss to net cash used in operating activities
Shares issued for services	10,000
Changes in operating assets and liabilities
Prepaid expenses	(4,489)
Accounts payable and accrued liabilities	3,235
Due to a related party	5,088
Net Cash Used In Operating Activities	(15,410)
Financing Activities
Proceeds from sale of common stock	16,650
Net Cash Provided by Financing Activities	16,650
Increase in Cash	1,240
Cash – Beginning of Period	–
Cash – End of Period	1,240

Supplemental Disclosures
Interest paid	–
Income taxes paid	–

(The accompanying notes are an integral part of these financial statements)

Golden Technologies Corporation
(A Development Stage Company)
Statement of Stockholders’ Equity (Deficit)
(Expressed in U.S. dollars)

					Deficit
					Accumulated
			Additional		During the
			Paid-in	Subscriptions	Development
	Shares	Amount	Capital	Receivable	Stage	Total
	#	$	$	$	$	$

Balance – July 1, 2005
(Date of Inception)	–	–	–	–	–	–

Issuance of common shares
for services at $0.001/share	10,000,000	1,000	9,000	–	–	10,000

Issuance of common shares
for cash at $0.05/share	333,000	33	16,617	–	–	16,650

Common stock subscribed	2,500,000	250	24,750	(25,000)	–	–

Net loss for the period	–	–	–	–	(29,244)	(29,244)

Balance – June 30, 2006	12,833,000	1,283	50,367	(25,000)	(29,244)	(2,594)

(The accompanying notes are an integral part of these financial statements)

Golden Century Technologies Corporation
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

1.	Nature of Operations and Basis of Presentation

The Company was incorporated in the State of Delaware on July 1, 2005. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Enterprises”.

The Company is based in Victoria, British Columbia, and its principal business is the production and distribution of Flushable Colostomy and Ostomy Pouch Liners (the “Liners”) for colostomy and ostomy patients. The Company has entered into two agreements with Colo-Majic Liners, Inc. (“Colo-Majic”), the inventor of the Liner product. The first agreement is to supply the Liner products to the North American market, and the second agreement is to manufacture, market and distribute the Liner product in the People’s Republic of China.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company planned principal activities have commenced, but the Company is still in the early stage of development. In a development stage company, management devotes most of its activities to developing a market for its products and services. The Company has not generated significant revenue and has not paid dividends, and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at June 30, 2006, the Company has a working capital deficiency of $2,594 and has accumulated losses of $29,244 since inception. Since inception, the Company has funded operations through the issuance of capital stock. Management’s plan is to continue raising additional funds through future equity or debt financings until it achieves profitable operations from its production and sale activities. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management estimates that it will require additional financing of up to $250,000 over the next twelve months for production of the Liner products, marketing campaigns and administrative costs. The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 2,833,000 shares of common stock for sale by the existing shareholders of the Company.

2.	Summary of Significant Accounting Principles

	a)	Basis of Presentation

The Company was incorporated in the State of Delaware on July 1, 2005. These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is June 30.

	b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturities of three months or less at the time of issuance to be cash equivalents.

	d)	Financial Instruments/Concentrations

The fair value of financial instruments, which include cash, accounts payable, and due to a related party were estimated to approximate their carrying value due to the immediate or relatively short maturity of these instruments. The Company’s distribution operations are in Canada, and virtually all of its assets and liabilities are giving rise to market risks from changes in foreign currency rates. Financial instruments, which potentially subject the Company to a concentration of credit risk, consist primarily of cash. The Company deposits cash with a high quality financial institution. For the period ended June 30, 2006, revenue from one customer represented 100% of total revenue. For the period ended June 30, 2006, the Company purchased 100% of its Liner products from one vendor.

The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

F–6

Golden Century Technologies Corporation
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

2)	Summary of Significant Accounting Principles (continued)

	e)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

	f)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	g)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, “Accounting for Income Taxes”, as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	h)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company undertakes foreign currency translations in Canadian dollars and Chinese Renminbi. At June 30, 2006, the exchange rate for one Canadian dollar was $0.8931 USD. For the period from July 1, 2005 to June 30, 2006, the average exchange rate for one Canadian dollar was $0.86004 USD. At June 30, 2006, the exchange rate for one Chinese Renminbi was $0.1252 US. For the period from July 1, 2005 to June 30, 2006, the average exchange rate for one Chinese Renminbi was $0.12402 USD. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

	i)	Revenue Recognition

The Company recognizes revenue from the sale of products in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements.” Revenues consist of sale of the Liners and are recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the products are shipped, and collectibility is reasonably assured.

The Company continually monitors timely payments and assesses any collection issues regarding accounts receivable. Any significant customer accounts that are not expected to be collected are excluded from revenues. At June 30, 2006, the Company does not have any accounts receivable.

	j)	Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

	k)	Stock-based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. The Company has not issued any stock options since its inception.

F–7

Golden Century Technologies Corporation
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

2)	Summary of Significant Accounting Principles (continued)

	l)	Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

3.	Related Party Transactions

	a)	The Company is indebted to the President of the Company for $5,088, which is unsecured, non-interest bearing and is payable on demand.

	b)	On July 5, 2005, the Company issued 10,000,000 shares of common stock with a fair value of $10,000 for services provided by the President of the Company.

4.	Commitments

a)

The Company signed agreements with two consultants to advise and assist the Company in its development for a term of one year beginning August 1, 2005 for Cdn$33,000 and Cdn$30,000, respectively. The agreements were subsequently renewed for a further term of one year by delivery of 660,000 and 600,000 shares respectively of the Company’s common stock with a deemed value of $0.05 per share.

F–8

Golden Century Technologies Corporation
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

4.	Commitments (continued)

b)

On October 30, 2005, the Company entered into an agreement with Colo-Majic Liners, Inc., a company that owns the registered trademark for the Liner products. The Company will manufacture and supply 3,000,000 or more plastic liners every eighteen months, and will also be the designated distributor of the Liner product in the Asian market. The agreement is for a term of five years.

5.	Common Stock

	a)	On July 5, 2005, the Company issued 10,000,000 shares of common stock with a fair value of $10,000 for management services provided by the President of the Company.

	b)	On October 5, 2005, the Company issued 333,000 shares of common stock at $0.05 per share for cash proceeds of $16,650.

	c)	On January 16, 2006, the Company accepted common share subscriptions for 2,500,000 shares of common stock at $0.01 per share. The proceeds of $25,000 were received on September 28, 2006.

6.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $27,300, which commence expiring in 2025. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the period ended June 30, 2006, the valuation allowance established against the deferred tax assets was $9,555.

The components of the net deferred tax asset at June 30, 2006 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

June 30,
2006
$
Net Operating Losses carried forward	27,300
Statutory Tax Rate	35%
Effective Tax Rate	–
Deferred Tax Asset	9,555
Valuation Allowance	(9,555)
Net Deferred Tax Asset	–

7.	Subsequent Events

a)

The Company entered into an agreement dated September 28, 2006 with Colo-Majic Liners, Inc. (Colo-Majic) to grant the Company a license to manufacture, develop and distribute the Liner product in the mainland of the People’s Republic of China, excluding Hong Kong, Macau and Taiwan. The Company must pay the following license fees on a bi-annual basis:

		i)	$1,00 for each box of three hundred of the Liner products during the first two years;

		ii)	$2.00 for each box of three hundred of the Liner products during the third and fourth years; and

		iii)	$3.00 for each box of three hundred of the Liner products during the fifth and sixth years, and thereafter until termination of the license agreement.

The terms of this Agreement shall be perpetual and be in full force and effect as long as the terms and conditions of this agreement are being met.

	b)	On September 28, 2006, the Company received $25,000 in cash proceeds related to common share subscriptions.

F–9

Golden Century Technologies Corporation
(A Development Stage Company)

Golden Century Technologies Corporation
(A Development Stage Company)
Balance Sheets
(Expressed in U.S. dollars)

	September 30,	June 30,
	2006	2006
	$	$
	(unaudited)
ASSETS
Current Assets
Cash	26,903	1,240
Prepaid expenses (Note 5(a))	27,500	4,489
Total Assets	54,403	5,729

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	3,329	3,235
Due to a related party (Note 3)	5,894	5,088
Total Liabilities	9,223	8,323
Commitments (Note 1 and 4)
Stockholders’ Equity (Deficit)
Preferred Stock
Authorized: 20,000,000 shares, par value $0.0001
Issued: nil shares	–	–
Common Stock
Authorized: 250,000,000 shares, par value $0.0001
Issued: 13,493,000 shares (2006 - 12,833,000 shares)	1,349	1,283
Additional Paid-in Capital	83,301	50,367
Subscription receivable	–	(25,000)
Deficit Accumulated During the Development Stage	(39,470)	(29,244)
Total Stockholders’ Equity (Deficit)	45,180	(2,594)
Total Liabilities and Stockholders’ Equity (Deficit)	54,403	5,729

(The accompanying notes are an integral part of these financial statements)

F-1

Golden Century Technologies Corporation
(A Development Stage Company)
Statements of Operations
(Expressed in U.S. dollars)
(unaudited)

	Accumulated from
	July 1, 2005 (Date of	For the Three	For the Three
	Inception) to	Months Ended	Months Ended
	September 30,	September 30,	September 30,
	2006	2006	2005
	$	$	$
Revenue
Sales	73,343	–	–
Cost of sales	(21,517)	–	–
Gross Profit	51,826	–	–
Operating Expenses
Consulting	70,858	9,989	18,979
General and administrative expenses	6,321	(349)	1,048
Travel	14,117	586	61
Total Operating Expenses	91,296	10,226	20,088
Net Loss	(39,470)	(10,226)	(20,088)

Net Loss Per Share – Basic and Diluted		–	–

Weighted Average Shares Outstanding		13,213,000	9,547,000

(The accompanying notes are an integral part of these financial statements)

F-2

Golden Century Technologies Corporation
(A Development Stage Company)
Statements of Cash Flows
(Expressed in U.S. dollars)
(unaudited)

	Accumulated from
	July 1, 2005(Date	For the Three	For the Three
	of Inception) to	Months Ended	Months Ended
	September 30,	September 30,	September 30,
	2006	2006	2005
	$	$	$
Operating Activities
Net loss for the period	(39,470)	(10,226)	(20,088)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock based compensation	15,500	5,500	10,000
Changes in operating assets and liabilities
Prepaid expenses	–	4,489	–
Accounts receivable	–	–	(18)
Accounts payable and accrued liabilities	3,329	94	8,979
Due to a related party	5,894	806	1,127
Net Cash (Used In) Provided by Operating Activities	(14,747)	663	–
Financing Activities
Proceeds from sale of common stock	41,650	25,000	–
Net Cash Provided by Financing Activities	41,650	25,000	–
Increase in Cash	26,903	25,663	–
Cash – Beginning of Period	–	1,240	–
Cash – End of Period	26,903	26,903	–

Supplemental Disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of these financial statements)

F-3

Golden Century Technologies Corporation
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)
(unaudited)

1.	Nature of Operations and Basis of Presentation

The Company was incorporated in the State of Delaware on July 1, 2005. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Enterprises”.

The Company is based in Victoria, British Columbia, and its principal business is the production and distribution of Flushable Colostomy and Ostomy Pouch Liners (the “Liners”) for colostomy and ostomy patients. The Company has entered into two agreements with Colo-Majic Liners, Inc. (“Colo-Majic”), the inventor of the Liner product. The first agreement is to supply the Liner products to the North American market, and the second agreement is to manufacture, market and distribute the Liner product in the People’s Republic of China.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company planned principal activities have commenced, but the Company is still in the early stage of development. In a development stage company, management devotes most of its activities to developing a market for its products and services. The Company has not generated significant revenue and has not paid dividends, and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at September 30, 2006, the Company has working capital of $45,180 and has accumulated losses of $39,470 since inception. Since inception, the Company has funded operations through the issuance of capital stock. Management’s plan is to continue raising additional funds through future equity or debt financings until it achieves profitable operations from its production and sale activities. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management estimates that it will require additional financing of up to $250,000 over the next twelve months for production of the Liner products, marketing campaigns and administrative costs. The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 2,833,000 shares of common stock for sale by the existing shareholders of the Company. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

2.	Summary of Significant Accounting Principles

	a)	Basis of Presentation

The Company was incorporated in the State of Delaware on July 1, 2005. These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is June 30.

	b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturities of three months or less at the time of issuance to be cash equivalents.

	d)	Financial Instruments/Concentrations

The fair value of financial instruments which include cash, accounts payable, and due to a related party were estimated to approximate their carrying value due to the immediate or relatively short maturity of these instruments. The Company’s production operations are in China and distribution operations are in Canada, and virtually all of its assets and liabilities are giving rise to market risks from changes in foreign currency rates. Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash. The Company deposits cash with a high quality financial institution.

The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

F–4

Golden Century Technologies Corporation
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)
(unaudited)

2)	Summary of Significant Accounting Principles (continued)

	e)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

	f)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	g)	Interim Financial Statements

These interim unaudited financial statements for the period ended September 30, 2006 have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

	h)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, “Accounting for Income Taxes”, as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	i)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company undertakes foreign currency translations in Canadian dollars and Chinese Renminbi. At September 30, 2006, the exchange rate for one Canadian dollar was $0.8979 USD. For the period from July 1, 2006 to September 30, 2006, the average exchange rate for one Canadian dollar was $0.8924 USD. At September 30, 2006, the exchange rate for one Chinese Renminbi was $0.1266 US. For the period from July 1, 2006 to September 30, 2006, the average exchange rate for one Chinese Renminbi was $0.12568 USD. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

	j)	Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements.” Revenues consist of sale of the plastic liners and are recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the products shipped, and collectibility is reasonably assured.

The Company continually monitors timely payments and assesses any collection issues regarding accounts receivable. Any significant customer accounts that are not expected to be collected are excluded from revenues.

	k)	Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

F–5

Golden Century Technologies Corporation
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)
(unaudited)

2)	Summary of Significant Accounting Principles (continued)

	l)	Stock-based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. The Company has not issued any stock options since its inception.

	m)	Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations

3.	Related Party Transactions

The Company is indebted to the President of the Company for $5,894 (June 30, 2006 - $5,088), which is unsecured, non- interest bearing and is payable on demand.

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Golden Century Technologies Corporation
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)
(unaudited)

4.	Commitments

a)

The Company signed agreements with two consultants to advise and assist the Company in its development for a term of one year beginning August 1, 2005 for Cdn$33,000 and Cdn$30,000, respectively. The agreements were subsequently renewed for a further term of one year by delivery of 660,000 and 600,000 shares respectively of the Company’s common stock with a deemed value of $0.05 per share.

b)

On October 30, 2005, the Company entered into an agreement with Colo-Majic Liners, Inc., a company that owns the registered trademark for the Liner products. The Company will manufacture and supply 3,000,000 or more plastic liners every eighteen months, and will also be the designated distributor of the Liner product in the Asian market. The agreement is for a term of five years.

c)

The Company entered into an agreement dated September 28, 2006 with Colo-Majic Liners, Inc. (Colo-Majic) to grant the Company a license to manufacture, develop and distribute the Liner product in the mainland of the People’s Republic of China, excluding Hong Kong, Macau and Taiwan. The Company must pay the following license fees on a bi-annual basis:

		i.	$1,00 for each box of three hundred of the Liner products during the first two years;

		ii.	$2.00 for each box of three hundred of the Liner products during the third and fourth years;

		iii.	$3.00 for each box of three hundred of the Liner products during the fifth and sixth years, and thereafter until termination of the license agreement.

The terms of this Agreement shall be perpetual and be in full force and effect as long as the terms and conditions of this agreement are being met.

5.	Common Stock

	a)	On August 8, 2006, the Company issued 660,000 shares of common stock with a fair value of $33,000 for consulting services. At September 30, 2006, $27,500 is included in prepaid expenses.

	b)	On September 28, 2006, the Company received $25,000 in cash proceeds related to common share subscriptions.

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